Exhibit 99.2

Sarepta Therapeutics Announces Proposed $500,000,000 Public Offering of Common Stock

CAMBRIDGE, Mass., Oct. 12, 2021 (GLOBE NEWSWIRE) — Sarepta Therapeutics, Inc. (Nasdaq:SRPT), the leader in precision genetic medicine for rare diseases, today announced that it is offering to sell, subject to market and other conditions, $500,000,000 in shares of its common stock in an underwritten public offering. Sarepta also intends to grant the underwriters a 30-day option to purchase up to an additional $75,000,000 in shares of its common stock.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC are acting as the underwriters of the proposed offering.

Sarepta intends to use the net proceeds from the offering principally for the continuation of, and initiation of further, clinical trials, commercialization, manufacturing, business development activities, including the potential licensing or acquisition of complementary products, technologies and entities, and other general corporate purposes.

The shares are being offered by Sarepta pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC). The offering is being made only by means of a written prospectus and prospectus supplement. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained from the offices of Goldman Sachs & Co. LLC, at Prospectus Department, 200 West Street, New York, New York 10282, by telephone at 866-471-2526, by facsimile at 212-902-9316 or by e-mail at prospectusgroup-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (866) 803-9204, or by emailing prospectus-eq_fi@jpmchase.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; or Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Raleigh, North Carolina 27560, Telephone: 1-800-221-1037, or by email at usa.prospectus@credit-suisse.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Sarepta, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sarepta Therapeutics

Sarepta is on an urgent mission: engineer precision genetic medicine for rare diseases that devastate lives and cut futures short. We hold leadership positions in Duchenne muscular dystrophy (DMD) and limb-girdle muscular dystrophies (LGMDs), and we currently have more than 40 programs in various stages of development. Our vast pipeline is driven by our multi-platform Precision Genetic Medicine Engine in gene therapy, RNA and gene editing.

Forward-Looking Statements

This press release contains statements that are forward-looking, including the statements about the completion, timing and size of the proposed public offering of Sarepta’s common stock and the intended use of net proceeds. These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control, including risk and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. Sarepta may be unable to complete the public offering on the anticipated terms or at all. Applicable risks also include those that are included in the “Risk Factors” section of Sarepta’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and any subsequent SEC filings, including the prospectus supplement related to the proposed offering to be filed with the SEC. Any forward-looking statement in this press release represents Sarepta’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law.

Source: Sarepta Therapeutics, Inc.

Investor Contact:

Ian Estepan, 617-274-4052

iestepan@sarepta.com

Media Contact:

Tracy Sorrentino, 617-301-8566

tsorrentino@sarepta.com